AMENDMENT TO

                          STOCK PURCHASE AGREEMENT

    THIS AMENDMENT to the Stock Purchase Agreement originally dated March 5, 1996, is being made effective as of the 14th day of May, 1996, by and between SEAHAWK CAPITAL CORPORATION, a New Jersey corporation, whose main address 1010 Kings Highway South, Suite 1D, Cherry Hill, New Jersey 08034 (hereinafter referred to as "SEAK"); and DYNAMICWEB TRANSACTION SYSTEMS, INC., a Delaware corporation whose main address is 1033 Route 46 East, Suite A-102, Clifton, New Jersey 07013 (hereinafter referred to as "DYN"); and the Shareholders of Dynamic Web Transaction Systems, Inc. as listed on Exhibit "A" attached hereto (hereinafter referred to as "DYN Shareholders").

    The parties hereto agree that the calculation of the issued and outstanding shares of Seahawk Capital Corporation was in error; therefore, the figure of 7,168,631 shares should be changed to 6,155,000 shares in paragraphs 3, 4 and 7 of the aforesaid Stock Purchase Agreement.

    IN WITNESS WHEREOF, this instrument has been executed by the parties hereto as of the day and year first above written.

                                  SEAHAWK CAPITAL CORPORATION


Agreed and Consented to:               By:  /s/Jonathan Lassers
                                            ---------------------------
                                            Jonathan Lassers, President

/s/Jonathan Lassers
- ------------------------------
Jonathan Lassers, Individually
                                  DYNAMICWEB TRANSACTION
                                  SYSTEMS, INC.


                                       By:  /s/Steven L. Vanechanos, Jr.
                                           ------------------------------
                                           Steven L. Vanechanos, Jr., President